Exhibit (c)(1)


A.B. WATLEY AND E*TRADE ENTER INTO A RELATIONSHIP TO DEVELOP 'BEST-OF-BREED' DIRECT ACCESS TRADING TECHNOLOGY

o A.B. WATLEY AND E*TRADE WILL WORK TOGETHER TO CREATE A PROPRIETARY 'DIRECT ACCESS' PRODUCT OFFERING FOR E*TRADE CUSTOMERS
o    SIGNIFICANT EVENT IN WATLEY'S EMERGING B2B EFFORTS AS THE COMPANY
     CONTINUES ITS TRANSITION TO A HYBRID FINANCIAL SERVICES TECHNOLOGY PROVIDER

NEW YORK, NY - DECEMBER 1, 2000 - A.B. Watley Group Inc. (NASDAQ: ABWG), premier provider of financial services technology (www.abwatley.com), today announced that E*TRADE Group Inc. (NASDAQ: EGRP) will license features of Watley's proprietary 'Direct Access' trading software and work together to create a customized trading product.

"This agreement is both a validation of the quality of our proprietary technology and a tremendous business opportunity. We have spent considerable resources developing this technology and are extremely pleased that we can now count E*TRADE, a market leader in online financial services, as a significant alliance," stated Tony Huston, President of A.B. Watley Group Inc.

ABOUT A.B. WATLEY GROUP INC.

A.B. Watley Group Inc. is the parent Company of A.B. Watley, Inc., a multifaceted, technological and service-oriented brokerage firm offering two proprietary online trading systems, UltimateTrader(R)and WatleyTrader(TM), that provide realtime data feed and instantaneous execution for the most active segment of the online trading community. The A.B. Watley, Inc. Institutional Sales and Trading Division specializes in the execution of complex and sensitive large-block equity transactions for institutions, major investment managers, insurance companies, banks, and high net worth individuals.

SAFE HARBOR STATEMENT

Certain statements contained herein, including statements regarding the development of services and markets and future demand for services and other statements regarding matters that are not historical facts, are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended). Any number of conditions may occur which would materially affect important factors in this analysis and materially change expectations. These factors include, but are not limited to, customer trading activity, loss of one or more significant customers, change in technology, issues involved in the launch of new or modified software programs, issues involved in acting as licensor for proprietary software, shifts in competitive patterns, ability to manage growth effectively, risks associated with acquisitions including integration risks, risks associated with strategic partnerships, various project-associated risks, substantial competition, general economic conditions, risks associated with intellectual property rights, risks associated with international operations and other risk factors listed from time to time in A.B. Watley Group Inc.'s filings and reports with the Securities and Exchange Commission.

CONTACT

Kevin Kelly
A.B. Watley Group Inc.
(212) 422 1664 ex 5826
kkelly@abwatley.com
-------------------